The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-249903
Subject to completion, dated September 14, 2021
Prospectus Supplement
(To Prospectus dated November 6, 2020)
$
Carlisle Companies Incorporated
$        % Notes due 20
$        % Notes due 20
We are offering $      aggregate principal amount of our     % Notes due 20   (the “20   Notes”) and $       aggregate principal amount of our     % Notes due 20   (the “20   Notes” and, together with the 20   Notes, the “Notes”). The 20   Notes will mature on           , 20   and the 20   Notes will mature on           , 20  . We will pay interest on the Notes semi-annually in arrears on each           and            , commencing            , 2022.
We may redeem the Notes, at our option, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement under the heading “Description of the Notes — Optional Redemption.” If a Change of Control Triggering Event (as defined in this prospectus supplement) occurs and we have not exercised our option to redeem the Notes, we will be required to offer to repurchase the Notes at the repurchase price described in this prospectus supplement under the heading “Description of the Notes — Offer to Purchase Upon Change of Control Triggering Event.”
The Notes will be our unsecured senior obligations and will rank equally with our other existing and future unsecured senior indebtedness from time to time outstanding.
The Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or on any automated dealer quotation system.
Investing in the Notes involves risks. See “Risk Factors,” which begins on page S-7 of this prospectus supplement.

	Per 20 Note	Total	Per 20 Note	Total
Public offering price(1)	%	$	%	$
Underwriting discount	%	$	%	$
Proceeds to us, before expenses(1)	%	$	%	$

(1)
Plus accrued interest from September   , 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company, including its participants Clearstream Banking S.A., and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about September   , 2021.
Joint Book-Running Managers
J.P. Morgan	BofA Securities	Wells Fargo Securities
The date of this prospectus supplement is September   , 2021

Prospectus Supplement
We have not, and the underwriters have not, authorized any other person to provide you with any information or make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any permitted free writing prospectus that we have prepared. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and the Notes we are offering. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the Notes offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement.
In this prospectus supplement, unless the context otherwise requires, the terms “Carlisle,” “we,” “our,” “us,” and the “Company” refer to Carlisle Companies Incorporated and its wholly owned subsidiaries and any other divisions or subsidiaries.

S-i

SUMMARY
This summary may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in them, before making an investment decision. You should consider the issues discussed, or incorporated by reference, in the “Risk Factors” section of this prospectus supplement in evaluating your investment decision in the Notes.
The Company
Carlisle is a diversified, global manufacturer of highly engineered products, and reports its results of operations through the following segments:
•
Carlisle Construction Materials (“CCM”)

•
Carlisle Interconnect Technologies (“CIT”)

•
Carlisle Fluid Technologies (“CFT”)

Financial information by reportable segment is included in the following summary:
(in millions)	Revenues	Operating Income (Loss)	Assets	Depreciation and Amortization	Capital Expenditures
2020
Carlisle Construction Materials	$2,995.6	$581.6	$2,045.3	$98.0	$52.0
Carlisle Interconnect Technologies	731.6	(2.1)	1,740.9	77.5	14.5
Carlisle Fluid Technologies	242.7	5.3	679.6	23.4	4.7
Segment Total	3,969.9	584.8	4,465.8	198.9	71.2
Corporate and unallocated(1)	—	(97.0)	981.0	3.8	14.1
Discontinued operations(2)	—	—	419.6	21.5	10.2
Total	$3,969.9	$487.8	$5,866.4	$224.2	$95.5
2019
Carlisle Construction Materials	$3,233.3	$576.0	$2,097.8	$93.9	$30.1
Carlisle Interconnect Technologies	972.9	131.6	1,880.4	63.0	23.6
Carlisle Fluid Technologies	278.4	24.0	707.5	24.1	3.5
Segment Total	4,484.6	731.6	4,685.7	181.0	57.2
Corporate and unallocated(1)	—	(97.5)	371.3	2.7	12.6
Discontinued operations(2)	—	—	439.0	21.7	19.1
Total	$4,484.6	$634.1	$5,496.0	$205.4	$88.9
2018
Carlisle Construction Materials	$2,880.3	$435.4	$1,870.7	$77.9	$50.0
Carlisle Interconnect Technologies	933.8	117.3	1,446.4	58.3	27.2
Carlisle Fluid Technologies	291.6	37.1	678.0	22.9	11.5
Segment Total	4,105.7	589.8	3,995.1	159.1	88.7
Corporate and unallocated(1)	—	(79.8)	811.5	2.9	1.5
Discontinued operations(2)	—	—	442.6	28.6	30.5
Total	$4,105.7	$510.0	$5,249.2	$190.6	$120.7

(1)
Corporate operating loss includes other unallocated costs, primarily general corporate expenses. Corporate assets consist primarily of cash and cash equivalents, deferred taxes and other invested assets.

(2)
Discontinued operations reflects our Carlisle Brake & Friction segment (“CBF”) for 2020 and 2019 and reflects CBF and our Carlisle FoodService Products segment for 2018. See note 4 to our consolidated financial statements for the year ended December 31, 2020 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2021, which is incorporated by reference in this prospectus supplement.

Carlisle Construction Materials
The CCM segment has evolved from a supplier of the first single-ply ethylene propylene diene monomer (“EPDM”) roofing membranes in the early 1960s to today, where we deliver innovative, easy-to-install and energy-efficient solutions through the Carlisle Experience for customers who are creating the sustainable building of the future. CCM manufactures a complete range of building envelope products for commercial, industrial and residential buildings, including single-ply roofing, rigid foam insulations, spray polyurethane foam technologies, architectural metal, heating, ventilation and air conditioning (“HVAC”) hardware and sealants, below-grade waterproofing, and air and vapor barrier systems focused on the weatherproofing and thermal performance of the building envelope. CCM is a leading North American and European building products manufacturer offering a complete set of solutions and systems to aid in the design of efficient building envelope construction projects, backed by industry-leading warranties and a focus on green principles.
EPDM, thermoplastic polyolefin (“TPO”) and polyvinyl chloride (“PVC”) membrane and polyisocyanurate insulation are sold together in warranted systems or separately in non-warranted systems to the new construction, re-roofing and maintenance, general construction and industrial markets. These products are primarily sold under the SynTec, Versico, Weatherbond and Hunter Panels brands in the United States of America (“U.S.” or “United States”) and throughout the world, and EPDM membrane under the Resitrix and Hertalan brands primarily in Europe. The segment sells its expanded polystyrene for a variety of end markets, predominantly roofing and waterproofing through its Insulfoam brand.
CCM operates manufacturing facilities located throughout the United States, its primary market, and in Germany, the Netherlands, United Kingdom (“U.K.”) and Romania. The majority of CCM’s products are sold through a network of authorized sales representatives and distributors in the United States.
Key raw materials for this segment include methylene diphenyl diisocyanate, polyol, EPDM polymer, TPO polymer, carbon black and coated steel. These raw materials generally have at least two vendor sources to better assure adequate supply. The vendor typically has multiple processing facilities for key raw materials that are single sourced.
CCM serves a large and diverse customer base; however, in 2020 CCM’s two largest customers represented 32.1% of this segment’s revenues and 24.2% of the Company’s consolidated revenues. The loss of either of these customers could have a material adverse effect on this segment’s revenues and operating income and the Company’s consolidated revenues and operating income.
This segment faces competition from numerous competitors that produce roofing, insulation and waterproofing products for commercial and residential applications. The level of competition within this market varies by product line and region. As one of four major manufacturers in the single-ply industry, CCM competes through innovative products, long-term warranties and customer service. CCM offers separately priced extended warranty contracts on certain of its products ranging from five to 40 years, the most significant being those offered on its installed single-ply roofing systems primarily in the United States, subject to certain exclusions, that covers leaks in the roofing system attributable to a problem with the particular product or the installation of the product. The building owner must have the roofing system installed by an independent authorized roofing contractor trained by CCM to install its roofing systems in order to qualify for the warranty.
Carlisle Interconnect Technologies
The CIT segment designs and manufactures high-performance wire and cable, including optical fiber, for the commercial aerospace, military and defense electronics, medical device, industrial, and test and measurement markets. CIT’s product portfolio also includes sensors, connectors, contacts, cable assemblies, complex harnesses, racks, trays and installation kits, in addition to engineering and certification services. Offering both turnkey and custom solutions, CIT is also known as a single-source global provider for innovative medical device solutions and electromechanical technology. Leveraging our global presence, CIT continues to deliver a growing line of advanced solutions for emerging applications worldwide.
The aerospace and defense electronics products are primarily sold under the Carlisle, Thermax and Tri-Star brand names, with the medical products primarily sold under the Carlisle, LHi Technology and

Providien brand names. This segment primarily operates manufacturing facilities in the United States, China and Mexico, with the United States, Europe and China being the primary target regions for sales. Sales are made by direct sales personnel and independent sales representatives.
Key raw materials for this segment include gold, copper conductors that are plated with tin, nickel or silver, polyimide tapes, polytetrafluoroethylene (“PTFE”) tapes, PTFE fine powder resin, thermoplastic resins, stainless steel, beryllium copper rod, machined metals, plastic parts, and various marking and identification materials. These raw materials are typically sourced worldwide and generally have at least two supplier sources to better assure adequate supply, except when prohibited by customer contracts, which represented less than 10% of purchases in 2020.
Backlog orders were $279.6 million and $306.8 million as of December 31, 2020 and 2019, respectively. Of the $279.6 million in backlog orders as of December 31, 2020, $27.9 million is not reasonably expected to be filled in 2021.
The CIT segment faces competition from numerous competitors within each of the markets it serves. While product specifications, certifications and life cycles vary by market, the CIT segment primarily positions itself to gain design specification for customer platforms or products with long life cycles and high barriers to entry, such as in the aerospace and medical markets. These markets generally have high standards for product certification as deemed by the Federal Aviation Administration and European Union Aviation Safety Agency, and Food and Drug Administration, respectively. The CIT segment competes primarily on the basis of its product performance and its ability to meet its customers’ highly specific design, engineering and delivery needs on a timely basis.
Carlisle Fluid Technologies
The CFT segment designs, manufactures and sells highly engineered liquid, powder, sealants and adhesives finishing equipment and integrated system solutions for spraying, pumping, mixing, metering and curing a variety of coatings used primarily in the automotive manufacture, general industrial, protective coating, wood, specialty and automotive refinish markets. The CFT segment manufactures and sells products that are sold under the brand names of Binks®, DeVilbiss®, Ransburg®, BGK® and MS Powder®. The segment operates manufacturing facilities primarily in the United States, the U.K., Switzerland and Sweden, and assembly and distribution facilities in China, Japan and South Korea, with approximately 55% of its revenues outside the United States. The majority of sales into CFT’s industries are made through a worldwide network of distributors, integrators and some direct to end-user sales. These business relationships are managed primarily through direct sales personnel worldwide.
Key raw materials for this segment include carbon and various grades of stainless steel, brass, aluminum, copper, machined metals, carbide, machined plastic parts and PTFE. These raw materials are typically sourced worldwide and have at least two vendor sources to better assure adequate supply.
The CFT segment competes against both regional and international manufacturers. Major competitive factors include innovative designs, the ability to provide customers with lower cost of ownership, dependable performance and high quality at a competitive price. CFT’s products’ ability to spray, mix or deliver a wide range of coatings, applied uniformly in exact increments, is critical to the overall appearance of the applied coatings and functionality. The segment’s installed base of global customers is supported by a worldwide distribution network with the ability to deliver critical spare parts and other services. Brands that are well recognized and respected internationally, combined with a diverse base of customers, applications and industries served, positions the CFT segment to continue designing patented, innovative equipment and solutions for customers across the globe.
Recent Developments
Acquisition of Henry
On September 1, 2021, Carlisle, ASP Henry Holdings, Inc., a portfolio company of affiliated funds managed by American Securities LLC (“Henry”), ASP Henry Investco LP, solely in its capacity as the representative of all of the equityholders of Henry, and Aaron Merger Sub, Inc., a wholly owned indirect subsidiary of Carlisle (“Merger Sub”), completed the transaction contemplated by the Agreement and Plan of Merger, dated as of July 18, 2021 (the “Merger Agreement”).
Pursuant to the Merger Agreement, we acquired Henry through a merger of Merger Sub with and into Henry (the “Merger”), with Henry surviving the Merger as our wholly owned indirect subsidiary. Upon the closing of the Merger, we paid Henry’s equityholders an aggregate of $1.575 billion in cash, subject to certain customary adjustments (the “Merger Consideration”). The adjustments to the Merger Consideration included, among others, (i) a working capital adjustment, (ii) an upward adjustment for any cash and cash equivalents held by Henry at the closing and (iii) a downward adjustment for the aggregate amount of Henry’s indebtedness, certain expenses related to the transaction and other related fees and expenses. We used borrowings under our credit facility, together with cash on hand, to fund the Merger Consideration and pay merger-related fees and expenses. We intend to repay the indebtedness we incurred under our credit facility using the net proceeds from this offering.
Disposition of Carlisle Brake & Friction
On August 2, 2021, certain of our direct and indirect wholly owned subsidiaries (collectively, the “Sellers”), and certain direct and indirect wholly owned subsidiaries of BRWS Parent LLC, a portfolio company of One Rock Capital Partners (“CentroMotion”) (collectively, the “Buyers”), completed the transactions contemplated by the Equity and Asset Purchase Agreement (the “Sale Agreement”), dated as of May 24, 2021, by and among the Sellers and the Buyers.
Pursuant to the Sale Agreement, the Sellers sold to the Buyers equity interests and assets comprising our Carlisle Brake & Friction business segment (“CBF”) in exchange for (i) cash in the amount of $250 million, subject to certain adjustments, and (ii) the right to receive a post-closing earn-out payment of up to $125 million in incremental cash proceeds (the “Earn-Out Payment”), based on the EBITDA (earnings before interest, taxes, depreciation and amortization) of CBF for the year ending December 31, 2021. The calculation of EBITDA for the purpose of determining the Earn-Out Payment is subject to certain adjustments contained in the Sale Agreement.
Corporate Information
We are a Delaware corporation, and our common stock is listed on the New York Stock Exchange under the symbol “CSL.” Our executive offices are located at 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. The Company’s main telephone number is (480) 781-5000. Our Company website is www.carlisle.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following is a summary of the Notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.
Issuer
Carlisle Companies Incorporated
Notes Offered
$      aggregate principal amount of     % Notes due 20  .
$      aggregate principal amount of     % Notes due 20  .
Maturity
The 20   Notes will mature on           , 20      and the 20   Notes will mature on           , 20  .
Interest Rate
The 20   Notes will bear interest from           , 2021 at the rate of     % per annum, payable semi-annually in arrears.
The 20   Notes will bear interest from           , 2021 at the rate of     % per annum, payable semi-annually in arrears.
Interest Payment Dates
Each                 and           , commencing           , 2022. Interest on the Notes being offered by this prospectus supplement will accrue from September      , 2021.
Ranking
The Notes will be our unsecured senior obligations and will rank equally with our other existing and future unsecured senior indebtedness. The Notes will be effectively subordinated to any existing or future debt or other liabilities of any of our subsidiaries. As of June 30, 2021, we had approximately $2,081.6 million of indebtedness outstanding, of which approximately $3.2 million consisted of indebtedness of our subsidiaries.
Optional Redemption
Prior to                , 20  , in the case of the 20   Notes, and           , 20  , in the case of the 20   Notes, (                and                 prior to maturity of the 20   Notes and the 20   Notes, respectively) (each, the applicable “Par Call Date”), we may redeem the Notes at our option, in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such interest payments accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points and          basis points for the 20   Notes and the 20   Notes, respectively, plus, in each case, accrued and unpaid interest to the redemption date.
On or after               , 20  , in the case of the 20   Notes, and          , 20  , in the case of the 20   Notes, (          and               prior to maturity of the 20   Notes and the 20   Notes, respectively), we may redeem the Notes at our option, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date. See “Description of the Notes — Optional Redemption.”

Offer to Purchase Upon Change of Control Triggering Event
Upon the occurrence of a “Change of Control Triggering Event,” as defined under “Description of the Notes — Offer to Purchase Upon Change of Control Triggering Event,” we will be required to make an offer to repurchase the Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Offer to Purchase Upon Change of Control Triggering Event.”
Certain Covenants
The indenture governing the Notes contains certain covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens on our assets and engage in sale and leaseback transactions. These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes — Covenants Applicable to the Notes.”
Use of Proceeds
We intend to use the net proceeds from this offering to repay $      million of outstanding indebtedness under our credit facility, which we incurred to fund a portion of the Merger Consideration and pay merger-related fees and expenses, with the remainder, if any, to be used for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
Certain underwriters or certain of their affiliates are lenders under our credit facility. As described in “Use of Proceeds,” we will use the net proceeds from this offering to repay indebtedness outstanding under our credit facility. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds from this offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121 and, as a result, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the offering is of a class of securities that are rated investment grade, as defined by FINRA Rule 5121.
Additional Notes
The 20   Notes will initially be limited to $       aggregate principal amount and the 20   Notes will initially be limited to $       aggregate principal amount. We may, from time to time, without the consent of the existing holders of the Notes, issue additional notes under the indenture having the same terms in all respects, except for the issue date, the issue price and, if applicable, the initial interest payment date. Any such additional notes will be consolidated with and will form a single series with the Notes.
Risk Factors
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 for a discussion of the factors you should consider carefully before deciding to invest in the Notes.
Governing Law
The Notes and the indenture will be governed by the laws of the State of New York.
Trustee, Registrar and Paying Agent
U.S. Bank National Association.

RISK FACTORS
Your investment in the Notes involves certain risks. Before purchasing any Notes, you should carefully consider the risks under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement, and the risks set forth below. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.
Risks Related to the Notes
We have a holding company structure in which our subsidiaries conduct substantially all of our operations and own our operating assets, which may affect our ability to make payments on the Notes.
We have a holding company structure and our subsidiaries conduct substantially all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in these subsidiaries. As a result, our ability to make required payments on the Notes depends on the performance of our subsidiaries and their ability to distribute funds to us. An inability by our subsidiaries to make distributions to us would materially and adversely affect our ability to pay interest on, and the principal of, the Notes because we expect distributions we receive from our subsidiaries to represent a significant portion of the cash we use to pay interest on, and the principal of, the Notes.
The Notes will be effectively subordinated to existing or future indebtedness and liabilities of our subsidiaries.
The Notes are exclusively our obligations and not obligations of our subsidiaries. As a result, holders of the Notes will be effectively subordinated to claims of third-party creditors, including holders of indebtedness, of our subsidiaries. Claims of those other creditors, including trade creditors, governmental authorities and holders of indebtedness or guarantees issued by the subsidiaries, will generally have priority as to the assets of the subsidiaries over claims by the holders of the Notes. As a result, rights of payment of holders of our indebtedness, including the holders of the Notes, will be effectively subordinated to all those claims of creditors of our subsidiaries. Our subsidiaries are generally not prohibited from incurring additional indebtedness. If our subsidiaries were to incur additional debt or liabilities or to issue equity interests that have a priority over our interest in the subsidiaries, our ability to pay our obligations on the Notes could be adversely affected. As of June 30, 2021, we had approximately $2,081.6 million of indebtedness outstanding, of which approximately $3.2 million consisted of indebtedness of our subsidiaries.
We may not be able to repurchase all of the Notes upon a Change of Control Triggering Event, which would result in a default under the Notes.
We will be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event as provided in the indenture governing the Notes. However, we may not have sufficient funds to repurchase the Notes in cash at such time. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the Notes. See “Description of the Notes — Offer to Purchase Upon Change in Control Triggering Event.”
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Notes and market interest rates increase, the market value of your Notes may decline.
Negative covenants in the indenture may not provide holders of the Notes with protection against certain events.
The indenture governing the Notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional unsecured debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the indenture does not protect holders of the Notes in the event of a highly leveraged transaction involving us or if we experience significant adverse changes in our financial condition or results of operations. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make any payments on junior or other indebtedness.
An active trading market may not develop for the Notes.
The Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after this offering is completed. However, none of the underwriters is obligated to make a market in the Notes and, even if the underwriters commence market making, they may cease their market-making at any time. In addition, the liquidity of the trading market in the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry. As a result, an active trading market may not develop or be maintained for the Notes. If an active market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential or expected impacts of the global COVID-19 pandemic. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “intends,” “forecast,” and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as:
•
risks from the global COVID-19 pandemic, including, for example, expectations regarding the impact of COVID-19 on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook;

•
increasing price and product/service competition by foreign and domestic competitors, including new entrants;

•
technological developments and changes;

•
the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•
our mix of products/services;

•
increases in raw material costs that cannot be recovered in product pricing;

•
domestic and foreign governmental and public policy changes including environmental and industry regulations;

•
threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights;

•
the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions, including Henry;

•
our successful completion of strategic dispositions;

•
the cyclical nature of our businesses;

•
the outcome of pending and future litigation and governmental proceedings; and

•
the other factors discussed in the reports we file with or furnish to the SEC from time to time.

In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena may adversely affect general market conditions and our future performance.
Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS
We expect the net proceeds from the sale of the Notes to be approximately $      , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay $      million of outstanding indebtedness under our credit facility, which we incurred to fund a portion of the Merger Consideration and pay merger-related fees and expenses, with the remainder, if any, to be used for general corporate purposes.
As of June 30, 2021, we had no outstanding indebtedness under our $1.0 billion credit facility. The amount of outstanding indebtedness under our credit facility immediately prior to the time of this offering is expected to be approximately $650 million, all of which we incurred to fund a portion of the Merger Consideration and pay merger-related fees and expenses. These borrowings accrue interest at the rate of 1.125% per annum. Certain underwriters or certain of their affiliates are lenders under our credit facility and will receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table presents our capitalization as of June 30, 2021:
•
on an actual basis;

•
on an as adjusted basis to give effect to (i) the completion of our sale of CBF, as described under “Summary — Recent Developments — Disposition of Carlisle Brake & Friction,” and (ii) the completion of the Merger, including the incurrence of $650 million of indebtedness under our credit facility; and

•
on an as further adjusted basis to give effect to (i) the completion of our sale of CBF, (ii) the completion of the Merger, including the incurrence of $650 million of indebtedness under our credit facility, and (iii) this offering, including the application of the net proceeds from this offering as described under “Use of Proceeds.”

This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes (i) for the year ended December 31, 2020 included in our Current Report on Form 8-K filed with the SEC on September 14, 2021 and (ii) for the quarter ended June 30, 2021 included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated by reference in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
	As of June 30, 2021
	Actual	As Adjusted	As Further Adjusted
	(in millions)
Cash and cash equivalents	$713.3	$51.1	$
Short-term borrowings	—	650.0
Long-term liabilities:
3.75% Notes due 2022	350.0	350.0		350.0
3.5% Notes due 2024	400.0	400.0		400.0
3.75% Notes due 2027	600.0	600.0		600.0
2.750% Notes due 2030	750.0	750.0		750.0
% Notes due 20	—	—
% Notes due 20	—	—
Long-term debt, less current portion	$2,080.4	$2,080.4	$
Contract liabilities	240.5	243.1		243.1
Other long-term liabilities	338.8	339.2		339.2
Total long-term liabilities.	2,659.7	2,662.7
Total shareholders’ equity	$2,417.9	$2,441.7		$2,441.7
Total capitalization	$5,839.3	$6,491.6	$

DESCRIPTION OF THE NOTES
The following description of the particular terms of the Notes offered hereby (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth under the caption “Description of Debt Securities” in the accompanying prospectus, to which description reference is hereby made. Except as otherwise defined herein, capitalized terms defined in the accompanying prospectus have the same meanings when used herein.
General
The 20      Notes initially will be limited to $      aggregate principal amount and will mature on           , 20      . The 20      Notes initially will be limited to $      aggregate principal amount and will mature on                 , 20      . The Notes will be issued pursuant to an indenture dated as of January 15, 1997 (as supplemented prior to the date hereof, the “base indenture”) between the Company and U.S. Bank National Association, as trustee (as successor to State Street Bank and Trust Corporation, as successor to Fleet National Bank), to be supplemented by the fifth supplemental indenture, dated as of                 , 2021 (the “supplemental indenture” and, together with the base indenture, the “indenture”), between the Company and U.S. Bank National Association, as trustee. We will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may, from time to time, without the consent of the existing holders of a series of Notes, issue additional notes under the indenture having the same terms as such series of Notes in all respects, except for the issue date, the issue price and, if applicable, the initial interest payment date. Any such additional notes will be consolidated with and form a single series with the Notes of such series being offered by this prospectus supplement. In addition to the Notes, we may issue other series of debt securities under the indenture. There is no limit on the total aggregate principal amount of debt securities that we can issue under the indenture.
Interest at the applicable annual rate set forth on the cover page of this prospectus supplement will accrue from                 , 2021 and is to be payable semi-annually in arrears on                 and                 of each year, commencing                 , 2022, to the persons in whose names the Notes are registered at the close of business on the preceding                 and                 , respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All payments on the Notes will be made in United States dollars.
If any interest payment date, any redemption date or the maturity date falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date of such payment on the next succeeding business day. Interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable.
The Notes will be our unsecured senior obligations and will rank equally with our other existing and future unsecured senior indebtedness. The Notes will be effectively subordinated to any existing or future debt or other liabilities of any of our subsidiaries. The Notes will not be subject to any sinking fund.
The discharge and defeasance provisions described in the accompanying prospectus under the caption “Description of Debt Securities — Defeasance” will apply to the Notes.
Covenants Applicable to the Notes
Limitations on Secured Debt.   We covenant in the indenture that neither we nor any of our subsidiaries will create, incur, issue, assume or guarantee any Debt (as defined below) secured by a pledge of, or mortgage or other lien on any of our Principal Property (as defined below) or the Principal Property, shares of stock or Debt of any significant subsidiary, unless the Notes are secured by this pledge, mortgage or lien equally and ratably with other indebtedness thereby secured.
There are excluded from this covenant:
•
liens existing at the time the Notes were first issued under the indenture;

•
liens on property of any significant subsidiary existing at the time such subsidiary became a significant subsidiary;

•
liens in our favor or in favor of our subsidiaries;

•
liens in favor of the United States or any State or department or agency of the United States;

•
liens on any real or personal property existing at the time of acquisition of this property or created within one year of the acquisition;

•
liens to purchase property or to bear the costs of construction or improvement of such property;

•
liens securing industrial revenue, development or similar bonds; and

•
liens securing indebtedness, the principal amount of which when aggregated with Attributable Debt (as defined below) of the Company and its significant subsidiaries in respect of sale and leaseback transactions (discussed below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

Limitations on Sales and Leasebacks.   We covenant in the indenture that neither we nor any of our significant subsidiaries will enter into any Sale and Leaseback Transaction (as defined below) with respect to any Principal Property (except a lease for a temporary period, including renewals, not exceeding three years and except leases between us and certain of our subsidiaries or between those subsidiaries).
This restriction does not apply if the following conditions are met:
(i)
after the transaction, the aggregate amount of all Attributable Debt (as defined below) with respect to all transactions of the same type occurring after the date of the indenture and existing at that time (other than the Sale and Leaseback Transactions as are in compliance with the provisions described in clause (ii) below) plus all our secured indebtedness then outstanding incurred after the date of the indenture (which would otherwise be prohibited by the covenant described in “Limitations on Secured Debt” above) would not exceed 15% of Consolidated Net Tangible Assets (as defined below); or

(ii)
(a) the gross proceeds of the sales or transfer of the property leased equals or exceeds the fair market value of that property and (b) within one year after the sale or transfer, we or any of our subsidiaries: (1) apply all of the net proceeds to the retirement of our or our subsidiaries’ Funded Debt (as defined below) (other than at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision) or (2) applies or commits to apply all of the net proceeds to the purchase of property, facilities or equipment (other than property, facilities or equipment involved in such sale) that will constitute Principal Property.

As used in this section “— Covenants Applicable to the Notes,” the following terms have the following meanings:
“Attributable Debt” is defined to mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease, which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding any constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.
“Debt” is defined to mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” is defined to mean all Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower.
“Principal Property” means any real property, manufacturing plant, warehouse or other physical facility and related fixtures and improvements, located in the United States (excluding the territories and possessions of the United States) and owned by the Company or any subsidiary, in each case the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such facility or portion thereof that the board of directors of the Company declares by resolution is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.
“Sale and Leaseback Transaction” is defined to mean any arrangement with any bank, insurance company or other lender or investor (not including the Company or any significant subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such significant subsidiary of any Principal Property that has been or is to be sold or transferred by the Company or such significant subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor.
“Senior Indebtedness” is defined to mean all Debt of the Company, including principal and interest (and premium, if any) (including, without limitation, any interest that would accrue but for the occurrence of any event specified in paragraph (6) in “— Events of Default” below) on such Debt except (i) existing subordinated securities, (ii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated securities and (iii) such indebtedness as is by its terms expressly stated to rank pari passu with the subordinated securities.
Optional Redemption
At any time prior to the applicable Par Call Date, which is                 , 20      , in the case of the 20      Notes, and                 , 20      , in the case of the 20      Notes, (                 and                 prior to maturity of the 20      Notes and the 20      Notes, respectively), the Notes may be redeemed at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:
•
100% of the principal amount of the Notes being redeemed on the redemption date; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such interest payments accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus           basis points with respect to the 20      Notes and           basis points with respect to the 20      Notes;

plus, in each case, accrued and unpaid interest on the Notes to the redemption date.
At any time on or after                 , 20      , in the case of the 20      Notes, and                 , 20      , in the case of the 20      Notes, (                 and                 prior to maturity of the 20      Notes and the 20      Notes, respectively), the Notes may be redeemed in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on such Notes through the redemption date.
As used in this section “— Optional Redemption,” the following terms have the following meanings:
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on the applicable Par Call Date).
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the trustee is provided with fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or (3) if only one Reference Treasury Dealer Quotation is provided, such quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers or another independent investment banking institution of national standing appointed by us.
“Reference Treasury Dealer” means J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and one other treasury dealer selected by us, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (each, a “Primary Treasury Dealer”), we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
Holders of the Notes to be redeemed will receive notice of such redemption at least 15 and not more than 60 days before the redemption date. At our option, a notice of redemption may be conditioned on the satisfaction of one or more conditions. Once a notice of redemption is delivered (or, in the event of a notice of conditional redemption, once the conditions set forth therein are satisfied), the Notes to be redeemed will become due and payable on the redemption date and at the redemption price, plus accrued and unpaid interest to the redemption date.
On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the trustee in accordance with the procedures of The Depository Trust Company (“DTC”) or by the trustee by a method the trustee deems to be fair and appropriate.
We may at any time, and from time to time, purchase Notes of any series at any price or prices in the open market or otherwise.
Offer to Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (defined below) occurs, you will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of your Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (collectively, the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will mail, or cause the trustee to mail, a notice to you describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control (as defined below) provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the trustee or paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•
deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in the principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit you to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party (1) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and (2) purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law, which governs the indenture. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another Person or group may be uncertain.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB — (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.
“Rating Event” means (1) to the extent the Notes were rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period (as defined below) and the ratings of the Notes are downgraded by either or both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (the “Relevant Period”) such that the rating of the Notes by each of the Rating Agencies at the end of the Relevant Period is below an Investment Grade Rating, which downgrading is a result of the transactions constituting or occurring simultaneously with the applicable Change of Control (as evidenced by a public statement by the Rating Agency or Rating Agencies that downgraded the Notes) or (2) to the extent the Notes were not rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period, the Notes continue to be rated at a level below an Investment Grade Rating by each of the Rating Agencies at the end of the Relevant Period.
“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
For all purposes of the indenture with respect to the Notes and not with respect to any other securities issued under the indenture, the term “Officers’ Certificate” shall be replaced with the term “Officer’s Certificate” and such term shall mean a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary, the Controller or any Assistant Controller, in each case, of the Company and delivered to the Trustee.
Events of Default
You will have special rights if an event of default occurs in respect of the Notes and is not cured, as described later in this subsection.
What Is an Event of Default? The term “event of default” in respect of the Notes means any of the following:
(1)
We do not pay the principal of, or any premium on, the Notes on its due date.

(2)
We do not pay interest on the Notes within 30 days of its due date.

(3)
We do not deposit any sinking fund payment in respect of the Notes on its due date.

(4)
We remain in breach of a covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the Notes.

(5)
We do not make payments on any other indebtedness for money borrowed in excess of $75,000,000, such debt is accelerated and we remain in breach for 15 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

(6)
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

An event of default for the Notes will not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of Notes of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies If an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the Notes may declare the entire principal amount of the Notes to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the Notes.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If such indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or event of default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:
•
you must give the trustee written notice that an event of default has occurred and remains uncured;

•
holders of 25% in principal amount of all outstanding Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•
holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date. Holders of a majority in principal amount of the Notes may waive any past defaults other than:
•
the payment of principal, any premium or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Reports by the Company
The supplemental indenture will amend the Section 704 of the base indenture to provide, with respect to the Notes only, that any requirement to file with the trustee reports and the other information required by Section 704 shall be deemed satisfied to the extent the Company has filed such reports and other information with the SEC.

Book-Entry Notes
We have obtained the information in this section concerning DTC, Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The Notes will be offered and sold in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the Notes in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as the “global notes.” Each such global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, or Depositary, and registered in the name of Cede & Co. (as nominee of DTC). Unless and until it is exchanged in whole or in part for Notes in definitive form, no global note may be transferred except as a whole by the Depositary to a nominee of such Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provision of Section 17A of the Exchange Act. DTC holds securities that participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates.
Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants,” and together with Direct Participants, “Participants”). The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the Notes under DTC’s book-entry system must be made by or through Direct Participants, which will receive a credit for the Notes on the records of DTC. The ownership interest of each actual purchaser of the Notes (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of Direct Participants and Indirect Participants (collectively, “DTC Participants”) acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the Notes is discontinued.
Upon the issuance of a registered global note, DTC will credit, on its book-entry registration and transfer system, the DTC Participants’ accounts with the respective principal or face amounts of the Notes beneficially owned by the DTC Participants. Any dealers, underwriters or agents participating in the distribution of the Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of DTC Participants, and on the records of the DTC Participants, with respect to interests of persons holding through the DTC Participants.
To facilitate subsequent transfers, all global notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the global notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, and in the event that a successor securities depositary is not obtained, Notes in definitive form are required to be printed and delivered to each holder.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Notes in definitive form will be printed and delivered.
So long as DTC, or its nominee, is the registered owner of a registered global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have the book-entry notes represented by the Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for that global note and, if that person is not a DTC Participant, on the procedures of the DTC Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions may require that some purchasers of Notes take physical delivery of these Notes in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in a global note.
We will make payments due on the Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that global note, is to immediately credit the DTC Participants’ accounts in amounts proportionate to their respective beneficial interests in that global note as shown on the records of the Depositary. Payments by DTC Participants to owners of beneficial interests in a global note held through DTC Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those DTC Participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to Direct Participants is the responsibility of Cede & Co. Disbursement of such payments to the Beneficial Owners is the responsibility of DTC Participants. None of Carlisle, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Distributions with respect to the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between the participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the Notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code (the “Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, and do not expect to seek, any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding these matters.
Prospective purchasers of the Notes should consult their tax advisors with respect to the U.S. federal, state, local and other tax consequences of purchasing, owning or disposing of the Notes.
This summary is for general information only and does not purport to be a complete analysis of all potential U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Notes. It does not address alternative minimum tax consequences or the Medicare tax on net investment income, nor does it address the U.S. federal estate and gift tax or any state, local or non-U.S. tax consequences, or considerations under any applicable tax treaty. This summary is limited to consequences to holders that purchase the Notes for cash at original issue at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers and which is assumed for purposes of this summary to be the initial offering price set forth on the cover page of this prospectus supplement) and hold the Notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment).
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of the Notes in light of their specific circumstances or the tax considerations applicable to holders that may be subject to special U.S. federal income tax rules, such as: banks, financial institutions; insurance companies; real estate investment trusts; regulated investment companies; brokers, dealers or traders in stocks, securities or currencies or notional principal contracts; individual retirement and other tax-deferred accounts; tax-exempt entities; former citizens or long-term residents of the United States; U.S. Holders (as defined below) that have a functional currency that is not the U.S. dollar; persons that will hold the Notes as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; persons subject to the base erosion and anti-abuse tax; persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement; persons that generally mark their securities to market for U.S. federal income tax purposes; persons purchasing or selling the Notes as part of a wash sale for tax purposes; “controlled foreign corporations;” “passive foreign investment companies;” and partnerships or other pass-through entities (including S corporations) or investors therein. If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in the Notes, and the partners in those partnerships, should consult their tax advisors.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to continue to be treated as a “United States person.”
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Notes that is neither a U.S. Holder nor a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Effect of Certain Contingencies
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the Notes or may pay amounts at times other than on the scheduled interest payment dates or the maturity date (see “Description of the Notes — Optional Redemption” and “Description of the Notes — Offer to Purchase Upon Change in Control Triggering Event”). Although the matter is not free from doubt, we intend to take the position that the possibility of the foregoing contingencies should not result in the Notes being treated as contingent payment debt instruments. This position is based on assumptions consistent with the reasoning provided in Treas. Reg. Sec. 1.1272-1(c)(2) and (5) such that the additional payments should not be accounted for in making such a determination for U.S. federal income tax purposes. Assuming this position is respected, any amounts paid to a holder pursuant to any such redemption would be taxable as described below in “— U.S. Holders — Sale or Other Taxable Disposition of Notes” and “— Non-U.S. Holders — Sale or Other Taxable Disposition of Notes.” Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue ordinary interest income on the Notes in an amount greater than, and with timing different from the timing described herein with respect to, the stated interest and to treat any gain realized on a taxable disposition of the Notes as ordinary interest income rather than capital gain. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the 20   Notes and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.
U.S. Holders
Stated Interest
Stated interest on the Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
If the issue price of a Note is less than its stated principal amount and the difference is at least a de minimis amount (as set forth in the applicable Treasury Regulations), a U.S. holder will be required to include the difference in income as “original issue discount” (“OID”) as it accrues, in accordance with a constant-yield to maturity method based on a compounding of interest, before the receipt of cash attributable to that income regardless of such U.S. holder’s usual accounting method. It is anticipated, and this discussion assumes, that any difference between the issue price of the Notes and their stated principal amount, if any, will be less than a de minimis amount such that a U.S. holder would not need to include OID in income for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes are not issued with more than a de minimis amount of OID.
Sale or Other Taxable Disposition
A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note generally equal to the difference between (i) the amount realized on the disposition (which includes the cash and fair market value of any property received by the U.S. Holder in exchange for the Note) less amounts attributable to any accrued but unpaid stated interest (which will be taxable as ordinary interest income to the extent not previously included in income in the manner described above under “U.S. Holders — Stated Interest”) and (ii) the U.S. Holder’s adjusted tax basis in the Note at the time of disposition, which generally will be the price that the U.S. Holder paid for the Note. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are taxable at a reduced rate. The deductibility of capital losses is subject to limitations under the Code.
Information Reporting and Backup Withholding
Payments of interest on the Notes or proceeds from the sale or other disposition of the Notes generally will be reported to the IRS, as required under applicable Treasury Regulations. Backup withholding will apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number and certification that such holder is not subject to backup withholding (generally on an IRS Form W-9), or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding, but may need to certify as to their exempt status. Potential holders should consult their tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Non-U.S. Holders
Stated Interest
Subject to the discussion below regarding backup withholding and FATCA (as defined below), interest paid to a Non-U.S. Holder with respect to the Notes generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption” provided that (i) such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if such Non-U.S. Holder is eligible for the benefits of an applicable income tax treaty, is not attributable to a U.S. permanent establishment) and (ii) the Non-U.S. Holder:
•
does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•
is not a “controlled foreign corporation” (as defined in the Code) that is related to us, actually or constructively, through stock ownership;

•
is not a bank receiving interest paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
timely and properly provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E).

If the Non-U.S. Holder cannot satisfy the requirements set forth above, the interest received on the Notes will be subject to a 30% U.S. federal withholding tax unless the Non-U.S. Holder provides the applicable withholding agent with either (i) a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI (or other applicable documentation) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.
If the Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the Note is effectively connected with the conduct of that trade or business, payments of interest will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower income tax treaty rate, if applicable) of its earnings and profits, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Sale or Other Taxable Disposition
Subject to the discussion below regarding backup withholding and FATCA, any gain recognized by a Non-U.S. Holder on a sale, exchange, redemption, retirement or other taxable disposition of a Note generally will not be subject to U.S. federal income tax provided that:
•
such gain is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if such Non-U.S. Holder is eligible for the benefits of an applicable income tax treaty, is not attributable to a U.S. permanent establishment); and

•
if the Non-U.S. Holder is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the Non-U.S. Holder is engaged in a trade or business in the United States and the gain recognized on the disposition is effectively connected with the conduct of that trade or business, the disposition of Notes will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower income tax treaty rate, if applicable) of its earnings and profits, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% tax (or lower income tax treaty rate, if applicable).
To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the Notes is attributable to accrued but unpaid interest, such amount will be treated as interest for U.S. federal income tax purposes and subject to U.S. federal income tax as described above under “Non-U.S. Holders — Stated Interest.”
Information Reporting and Backup Withholding
Payments of interest on the Notes and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS on information returns, as required under applicable Treasury Regulations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Payments of proceeds from the sale or other disposition of the Notes generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the Non-U.S. Holder provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E).
Payments subject to information reporting may be subject to backup withholding if the Non-U.S. Holder fails to certify the holder’s non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS. Potential holders should consult their tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Foreign Account Tax Compliance Act
Under sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on payments of interest in respect of, and, subject to the discussion below, gross proceeds from the sale or other disposition (including a retirement or redemption) of, the Notes if paid to a foreign entity (including an investment fund and a foreign entity acting as an intermediary) unless (i) the foreign entity is a “foreign financial institution” and the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is a “non-financial foreign entity” and the foreign entity identifies certain of its United States investors or provides certification that it does not have any such investors, or (iii) the foreign entity is otherwise exempt from FATCA. Accordingly, the entity through which any Note is held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements.
Proposed Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to payments of gross proceeds from the sale, exchange or other disposition of the Notes. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon the proposed regulations until the issuance of final regulations. Potential holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the Notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are the representatives of the underwriters (the “Representatives”). We have entered into a firm commitment underwriting agreement, dated the date of this prospectus supplement, with the Representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed opposite its name in the following tables:
Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes
J.P. Morgan Securities LLC	$	$
BofA Securities, Inc
Wells Fargo Securities, LLC
Total	$	$
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all of the Notes offered by this prospectus supplement if any of the Notes are purchased.
We have been advised by the underwriters that the underwriters propose to offer the Notes initially to the public at the public offering price shown on the cover page hereof and to certain dealers at that price less a selling concession of    % of the principal amount of the 20   Notes and    % of the principal amount of the 20   Notes. The underwriters may allow, and such dealers may reallow, a concession of    % of the principal amount of the 20   Notes and    % of the principal amount of the 20   Notes on sales to certain other dealers. After the initial offering of the Notes, the underwriters may change the offering price and other selling terms.
The following tables show the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).
Paid by Us
Per 20 Note	%
Per 20 Note	%
We estimate that our expenses for this offering, not including the underwriting discount, will be approximately $      million and will be payable by us.
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The Notes are new issues of securities with no established trading market. We do not intend to list the Notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
It is expected that delivery of the Notes will be made against payment therefor on or about                 , 2021, which will be the tenth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+ ”). Under Rule 15c6-1 pursuant to the Exchange Act trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next      succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+      , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their own advisor.
Certain Relationships
Certain underwriters or certain of their affiliates are lenders under our credit facility. In addition, under the credit facility, an affiliate of J.P. Morgan Securities, LLC is the administrative agent, J.P. Morgan Securities, LLC, BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are joint leader arrangers and bookrunners, and an affiliate of each of Bank of America NA and Wells Fargo Securities, LLC are co-syndication agents.
The underwriters and their affiliates engage in transactions with, and perform services for, us, our subsidiaries and our affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial and investment banking and financial advisory transactions with us, our subsidiaries and our affiliates. Such underwriters and their affiliates have received customary compensation and expenses for these transactions.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Of the underwriters or affiliates of the underwriters that have a lending relationship with us, certain of those underwriters or their affiliates will routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Conflicts of Interest
Certain underwriters or certain of their affiliates are lenders under our credit facility. In addition, an affiliate of J.P. Morgan Securities, LLC is the administrative agent under the credit facility, J.P. Morgan Securities, LLC, BofA Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are joint leader arrangers and bookrunners, and an affiliate of each of Bank of America NA and Wells Fargo Securities, LLC are co-syndication agents. As described herein under “Use of Proceeds,” we will use the net proceeds from this offering to repay a portion of indebtedness outstanding under our credit facility. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds from this offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121, as administered by FINRA. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Notes in accordance with FINRA Rule 5121 and, as a result, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the offering is of a class of securities that are rated investment grade, as defined by FINRA Rule 5121.
Offering Restrictions
No action has been or will be taken in any jurisdiction outside of the United States that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or any material relating to the Company, in any jurisdiction where action for that purpose is required. Accordingly, the Notes included in this offering may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus supplement or any other offering material or advertisements in connection with this offering may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5)

of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; (iii) are outside the United Kingdom; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) fall within Article 49(2)(a) to (d) of the Order, (iii) are outside the United Kingdom; or (iv) are persons to whom invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated) (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:
(i)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification: solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes, which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Notice to Prospective Investors in Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of Securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the Initial Purchasers shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Notice to Prospective Investors in Taiwan
The Notes have not and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances that constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken that would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation that is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least $500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

LEGAL MATTERS
The validity of the Notes offered by this prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Certain other legal matters will be passed upon for us by Scott C. Selbach, our Vice President, Secretary and General Counsel. Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters for the underwriters in connection with this offering. Mr. Selbach is a full-time employee of the Company and owns shares of common stock of the Company. Shearman & Sterling LLP has in the past provided, and may continue to provide, legal services to the Company and its subsidiaries.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended by the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2021, and the effectiveness of Carlisle Companies Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC at http://www.sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus supplement is a part, including the exhibits and schedules thereto.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede the information contained in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the securities offered by this prospectus supplement and accompanying prospectus:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (including the portions of our definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders that are incorporated by reference therein), as amended by our Current Report on Form 8-K filed with the SEC on September 14, 2021;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as amended by our Current Report on Form 8-K filed with the SEC on September 14, 2021, and June 30, 2021; and

•
Current Reports on Form 8-K, filed with the SEC on February 2, 2021, February 12, 2021, April 15, 2021, May 5, 2021 (as amended on May 6, 2021), May 26, 2021, July 20, 2021, August 2, 2021, September 1, 2021, September 14, 2021 and September 14, 2021 (in each case, excluding information furnished under Items 2.02 or 7.01).

You may request a copy of these filings at no cost, by writing to us at 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254 or calling us (480) 781-5000.

CARLISLE COMPANIES INCORPORATED
Debt Securities
Preferred Stock
Common Stock
Warrants
Units
We may offer and sell, from time to time, in one or more offerings, senior or subordinated debt securities, preferred stock, common stock, warrants and units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The specific terms of any securities to be offered will be described in a related prospectus supplement or term sheet. You should read this prospectus and the related prospectus supplement or term sheet carefully before you invest in our securities.
The common stock of the Company is listed on the New York Stock Exchange and trades under the ticker symbol “CSL.”
Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2020.

i

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using an automatic shelf registration statement, we may, at any time and from time to time, sell or issue securities under this prospectus in one or more offerings in an unlimited amount. This prospectus contains a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and the manner in which they may be offered. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. If so, the prospectus supplement or term sheet should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or term sheet, together with additional information described under the heading “Where You Can Find More Information” below, before making an investment decision. As used in this prospectus, unless the context otherwise requires, the terms “Carlisle,” “we,” “our,” “us,” and the “Company” refer to Carlisle Companies Incorporated and its wholly owned subsidiaries and any other divisions or subsidiaries.
Trademarks and service marks related to Carlisle referenced in this prospectus are the property of Carlisle or its subsidiaries or are used with permission.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “CSL” and information about us is also available there.
We encourage you to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until our offering of the securities covered by this registration statement has been completed.
•
Annual Report on Form 10-K for the year ended December 31, 2019 (including the portions of our definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders that are incorporated by reference therein).

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

•
Current Reports on Form 8-K filed on February 7, 2020, February 20, 2020, February 28, 2020, March 26, 2020 and May 7, 2020 (in each case, excluding information furnished under Items 2.02 or 7.01).

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.carlisle.com. Except for the documents incorporated by reference in this prospectus as described in this section, the information or other content contained on, or that can be accessed through, our website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Carlisle Companies Incorporated
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254
(480) 781-5000

THE COMPANY
We are a diversified, global portfolio of niche businesses that manufactures highly engineered products and solutions for our customers, and report our results of operations through the following segments:
•
Carlisle Construction Materials (“CCM”).   The CCM segment is a market leader in designing, manufacturing and selling ethylene propylene diene monomer (“EPDM”) rubber, thermoplastic polyolefin (“TPO”) and polyvinyl chloride (“PVC”) membrane and metal roofing systems. CCM also manufactures and distributes energy-efficient rigid foam insulation (polyisocyanurate, generally shortened as “Polyiso”) panels for all roofing applications. EPDM, TPO and PVC membrane and Polyiso insulation are sold together in warranted systems or separately in non-warranted systems to the new construction, re-roofing and maintenance, general construction and industrial markets. These products are primarily sold under the SynTec, Versico, Weatherbond and Hunter Panels brands in the United States of America (“U.S.” or “United States”) and throughout the world, and EPDM membrane under the Resitrix and Hertalan brands primarily in Europe. In addition, CCM produces metal panel roofing primarily for residential and commercial markets and offers a broad range of polyurethane products and solutions across a broad diversity of markets and applications. The segment manufactures and sells liquid and spray-applied waterproofing membranes, vapor and air barriers and heating, ventilation, and air conditioning duct sealants and hardware for the commercial and residential construction markets through its coatings and waterproofing operation. The segment manufactures block molded expanded polystyrene for a variety of end markets, predominantly roofing and waterproofing through its Insulfoam brand. CCM operates manufacturing facilities located throughout the United States, its primary market, and in Germany, the Netherlands, United Kingdom and Romania. The majority of CCM’s products are sold through a network of authorized sales representatives and distributors in the United States.

•
Carlisle Interconnect Technologies (“CIT”).   The CIT segment is a market leader in engineering, manufacturing and selling high-performance wire, cable, connectors, contacts and cable assemblies and satellite communication equipment for the transfer of power and data, and other manufacturing solutions primarily for the aerospace, medical, defense electronics, test and measurement equipment and select industrial markets. The aerospace and defense electronics products are primarily sold under the Carlisle, Thermax and Tri-Star brand names, with the medical products primarily sold under the Carlisle, LHI Technology and Providien brand names. This segment primarily operates manufacturing facilities in the United States, China and Mexico, with the United States, Europe and China being the primary target regions for sales. Sales are made by direct sales personnel and independent sales representatives.

•
Carlisle Fluid Technologies (“CFT”).   The CFT segment designs, manufactures and sells highly engineered liquid, powder, sealants and adhesives finishing equipment and system components primarily in the automotive, automotive refinishing, aerospace, agriculture, construction, marine and rail industries. The segment operates manufacturing facilities primarily in the United States, the United Kingdom, Switzerland and Sweden, and assembly and distribution facilities in China, Japan and South Korea, with approximately 55% of its revenues outside the United States. The CFT segment manufactures and sells products that are sold under the brand names of Binks®, DeVilbiss®, Ransburg®, BGK® and MS Powder®. The majority of sales into CFT’s industries are made through a worldwide network of distributors, integrators and some direct to end-user sales. These business relationships are managed primarily through direct sales personnel worldwide.

•
Carlisle Brake & Friction (“CBF”).   The CBF segment designs, manufactures and sells high-performance braking products and systems and clutch transmission friction products for off-highway, on-highway, aircraft and other industrial applications. CBF also includes the performance racing group which designs, manufactures and sells high-performance motorsport braking products. The CBF segment manufactures and sells products which are sold under several brand names, such as Carlisle, Hawk®, Wellman® and Velvetouch®. CBF’s products are sold by direct sales personnel to original equipment manufacturers, mass merchandisers and various wholesale and industrial distributors around the world, including North America, Europe, Asia and South America. Key markets served include construction, agriculture, mining, aircraft, on-highway and performance racing. Primary manufacturing facilities are located in the United States, Italy, China and the United Kingdom.

We are a Delaware corporation, and our executive offices are located at 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Our main telephone number is (480) 781-5000.

RISK FACTORS
Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.
If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include additions to working capital, capital expenditures, acquisitions or the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that we anticipate will be common to all series. Most of the financial and other specific terms of any series of debt securities that we offer will be described in a related prospectus supplement. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of our debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders, as described below. Second, the trustee performs certain administrative duties for us.
Unless otherwise set forth in the prospectus supplement, the debt securities will be issued under an indenture, dated as of January 15, 1997, as it may be supplemented from time to time (the “Indenture”), between the Company and U.S. Bank National Association (as successor-in-interest to State Street Bank and Trust Corporation, as successor-in-interest to Fleet National Bank), as trustee. The Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. If there is more than one trustee under the Indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the series of debt securities for which it acts as the trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Because this section is a summary, it does not describe every aspect of the debt securities and the Indenture. We urge you to read the Indenture, because it, and not this description, defines the rights of holders of our debt securities. We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part that we filed with the SEC. See “Where You Can Find More Information” above for information on how to obtain a copy of the Indenture.
Except if specified otherwise in the prospectus supplement for a particular series of debt securities, the debt securities will not be listed on any securities exchange. In this “Description of Debt Securities” section, references to the “Company,” “we,” “us” and “our” are only to Carlisle Companies Incorporated and not our subsidiaries. Capitalized terms used in this “Description of Debt Securities” section are defined under “Certain Definitions” below.
General
The debt securities will be our unsecured obligations and may either be senior securities or subordinated securities. The senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness as described under “Subordination” below.
The Indenture provides that any debt securities proposed to be sold under this prospectus and the related prospectus supplement (“offered debt securities”) as well as other unsecured debt securities issued by us, may be issued under the Indenture in one or more series.
With respect to the offered debt securities and any underlying debt securities, you should read the related prospectus supplement for the following terms:
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the title of the debt securities and whether they will be senior securities or subordinated securities;

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the total principal amount of the debt securities and any limit on the total principal amount of debt securities of each series;

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if other than the aggregate principal amount of the debt securities, the portion of the principal amount at which the debt securities will be issued and, if other than the aggregate principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

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the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such rate or rates will be determined, the date or dates from which any interest will accrue, or how such date or dates will be determined, the interest payment dates, the record dates for such payments, if any, or how such date or dates will be determined and the basis upon which interest will be calculated, if other than that of one, 360-day year or 12, 30-day months;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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the form of the debt securities, if other than a registered global note;

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if other than U.S. dollars, the currency or currencies of the debt securities;

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whether the amount of payments of principal of (or premium, if any), or interest on, the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how such amounts will be determined;

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the place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and/or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

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the applicability of the provisions described under “Defeasance” below, and any modifications or additions to such provisions, if such provisions are applicable to the debt securities;

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any changes or additions to the events of default described under “Events of Default” below or our covenants with respect to the debt securities;

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if other than denominations of a minimum of $1,000 and integral multiples thereof, the denominations in which the debt securities will be issued;

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whether we or a holder may elect payment of the principal or interest in one or more currencies other than that in which such debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of determining the exchange rate between the currency or currencies in which they are stated to be payable and the currency or currencies in which they are to be so payable;

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if other than the trustee, the identity of each security registrar and/or paying agent;

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the designation of the exchange rate agent, if applicable;

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the person to whom any interest on any registered security of the series will be payable, if other than the registered holder at the close of business on the record date, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if not in the manner provided in the applicable Indenture;

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any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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if we issue the debt securities in definitive form, the terms and conditions under which definitive securities will be issued;

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the manner for paying principal and interest and the manner for transferring the debt securities; and

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any other terms of the debt securities that are consistent with the requirements of the Trust Indenture Act.

The Indenture does not limit the amount of debt securities that may be issued from time to time. Debt securities issued under the Indenture, when a single trustee is acting for all debt securities issued under the Indenture, are called the “Indenture Securities.” The Indenture also provides that there may be more than one trustee, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the Indenture, each with respect to only certain series, the term “Indenture Securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of Indenture Securities for which it is trustee. If two or more trustees are acting under the Indenture, then the Indenture Securities for which each trustee is acting would be treated as if issued under separate indentures.
The Indenture does not contain any provisions that give holders protection in the event we issue a large amount of debt or we are acquired by another entity. We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of that series unless the reopening was restricted when that series was created.
Additional Mechanics
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.
We may issue some of the debt securities at a substantial discount (bearing no interest or interest at below market rates) to their stated principal amount. In this case, you should read the prospectus supplement for any United States federal income tax consequences and other special considerations applicable to any such debt securities. If any series of debt securities is sold for, payable in or denominated in one or more currencies (other than U.S. dollars) the prospectus supplement will describe any restrictions, elections, terms and other information relating to those series and currencies, and will contain a discussion of the United States federal income tax and other considerations.
Covenants Applicable to Senior Securities
Limitations on Secured Debt.   We covenant in the Indenture that neither we nor any of our subsidiaries will create, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on any of our Principal Property or the Principal Property, shares of stock or Debt of any significant subsidiary, unless the senior debt securities issued under the indenture are secured by this pledge, mortgage or lien equally and ratably with other indebtedness thereby secured, unless, after giving effect thereto the aggregate principal amount of all such secured debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Company and its significant subsidiaries in respect of Sale and Leaseback Transactions (discussed below) after the first date of issuance of the applicable Debt that would otherwise be prohibited, would not exceed 10% of Consolidated Net Tangible Assets.
The following liens are excluded from this covenant:
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liens existing at the time the debt securities were first issued under the Indenture;

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liens on property of any significant subsidiary existing at the time such subsidiary became a significant subsidiary;

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liens in our favor or in favor of our subsidiaries;

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liens in favor of the United States or any State or department or agency of the United States;

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liens on any real or personal property existing at the time of acquisition of this property or created within one year of the acquisition;

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liens to purchase property or to bear the costs of construction or improvement of such property; and

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liens securing industrial revenue, development or similar bonds.

Limitations on Sales and Leasebacks.   We covenant in the Indenture that neither we nor any of our significant subsidiaries will enter into any Sale or Leaseback Transaction with respect to any Principal Property (except a lease for a temporary period, including renewals, not exceeding three years and except leases between us and certain of our subsidiaries or between those subsidiaries).
This restriction does not apply if the following conditions are met:
(i)
after the transaction, the aggregate amount of all Attributable Debt with respect to all transactions of the same type occurring after the date of the Indenture and existing at that time (other than the Sale and Leaseback Transactions as are in compliance with the provisions described in clause (ii) below) plus all our secured indebtedness then outstanding incurred after the date of the Indenture (which would otherwise be prohibited by the covenant described in “Limitations on Secured Debt” above) would not exceed 10% of Consolidated Net Tangible Assets; or

(ii)
(a) the gross proceeds of the sales or transfer of the property leased equals or exceeds the fair market value of that property and (b) within one year after the sale or transfer, we or any of our subsidiaries: (1) apply all of the net proceeds to the retirement of our or our subsidiaries’ Funded Debt (other than at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision) or (2) applies or commits to apply all of the net proceeds to the purchase of property, facilities or equipment (other than property, facilities or equipment involved in such sale) that will constitute Principal Property.

Certain Definitions
Below is a summary of certain of the defined terms used in the Indenture.
“Attributable Debt” is defined to mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease, which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding any constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.
“Debt” is defined to mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” is defined to mean all Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower.

“Principal Property” means any real property, manufacturing plant, warehouse or other physical facility and related fixtures and improvements, located in the United States of America (excluding the territories and possessions of the United States of America) and owned by the Company or any subsidiary, in each case the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such facility or portion thereof that the board of directors of the Company declares by resolution is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.
“Sale and Leaseback Transaction” is defined to mean any arrangement with any bank, insurance company or other lender or investor (not including the Company or any significant subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such significant subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such significant subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor.
“Senior Indebtedness” is defined to mean all Debt of the Company, including principal and interest (and premium, if any) (including, without limitation, any interest that would accrue but for the occurrence of any event specified in paragraph (6) of “Events of Default” below) on such debt except (i) existing subordinated securities, (ii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated securities, and (iii) such indebtedness as is by its terms expressly stated to rank pari passu with the subordinated securities.
Subordination
The payment of the principal of (and premium, if any) and interest, if any, on the subordinated securities is expressly subordinated, to the extent provided in the Indenture, in right of payment to the prior payment in full of all present and future Senior Indebtedness of the Company. The prospectus supplement may contain specific provisions regarding subordination of the subordinated securities, which may differ from the provisions summarized below.
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will receive payment in full of principal and interest before the holders of subordinated securities are entitled to receive any payment or distribution of cash, securities or other property. In addition, in the event of a dissolution, liquidation or other similar reorganization, until the Senior Indebtedness is paid in full, any payment or distribution to which holders of subordinated securities would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear.
If a distribution is made to holders of subordinated securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated securities must hold the payment in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.
We will not make any payments with respect to subordinated securities or any deposit under the provisions described under “Defeasance” below if:
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any payment of principal, premium (if any) or interest, if any, on any Senior Indebtedness is not paid when due (after giving effect to any applicable grace periods); or

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any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms.

This will not apply, however, if the default has been cured or waived or has ceased to exist and the acceleration has been rescinded, or the senior debt has been discharged or paid in full.
In addition, we may make any payment with respect to subordinated securities without regard to the above restrictions, if we and the trustee receive written notice approving the payment from the representative of the Senior Indebtedness with respect to which there has been a failure in the payment or an event of default.

If payment on the subordinated securities is accelerated because of an event of default, we or the trustee will promptly inform the holders of Senior Indebtedness or their representative of the acceleration. By reason of the subordination provisions contained in the Indenture, in the event of insolvency, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of subordinated securities.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the prospectus supplement, or information incorporated by reference therein, will disclose the approximate amount of Senior Indebtedness outstanding as of a recent date.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. government obligations held in trust by the trustee for the payment of principal of and interest on the subordinated securities pursuant to the provisions in the Indenture described under “Satisfaction, Discharge and Defeasance Prior to Maturity or Redemption.”
Events of Default
Holders will have special rights if an event of default occurs and is not cured in respect of the series of debt securities held, as described later in this subsection.
What Is an Event of Default?   The term “event of default” in respect of any series of the debt securities means any of the following:
(1)
We do not pay the principal of, or any premium on, a debt security of the series on its due date.

(2)
We do not pay interest on a debt security of the series within 30 days of its due date.

(3)
We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

(4)
We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

(5)
We do not make payments on any other indebtedness for money borrowed in excess of $20,000,000, such debt is accelerated and we remain in breach for 15 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

(6)
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

(7)
Any other event of default in respect of debt securities of the series described in the prospectus supplement occurs.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies If an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If such indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or event of default.
Before holders are allowed to bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:
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holders must give the trustee written notice that an event of default has occurred and remains uncured;

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the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice.

However, holders are entitled at any time to bring a lawsuit for the payment of money due on their debt securities on or after the due date. Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
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the payment of principal, any premium or interest; or

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in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the debt securities, or else specifying any default.
Modification or Waiver
There are three types of changes we can make to the Indenture and the debt securities issued under the Indenture.
Changes Requiring Approval.   First, there are changes that we cannot make to the debt securities without approval by the holders of the debt securities. The following is a list of those types of changes:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amounts due on a debt security, or any premium thereof;

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reduce the interest rate or change the time of payment of the interest;

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reduce any amount payable on redemption;

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reduce the overdue rate (as defined in the Indenture);

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adversely affect any right of repayment at the holder’s option;

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change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

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impair the right of holders of debt securities to sue for payment;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture; or

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults.

Changes Not Requiring Approval.   The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval.   Any other change to the Indenture and the debt securities would require the following approval:
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if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; or

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if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of each of the series affected by the change. In each case, the required approval must be given by written consent. The holders of a majority in principal amount of each of the series of debt securities issued under the Indenture, voting separately for this purpose, may waive our compliance with some of our covenants in that Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Modification or Waiver — Changes Requiring Approval” above.

Any amendment to the Indenture will be made in the form of supplemental indentures, entered into between us and the trustee.
Consolidation, Merger and Sale of Assets
Under the terms of the Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
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where we merge out of existence or sell our assets, the resulting entity must be a United States person and agree to be legally responsible for the debt securities;

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the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no default test, a default would include an event of default that has occurred and has not been cured, as described under “Events of Default — What Is an Event of Default?” above. A default for this purpose would also include any event that would be an event of default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•
we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

No merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the Indenture (see “Covenants Applicable to Senior Securities — Limitation on Secured Debt” above) without equally and ratably securing the senior indenture securities or (ii) the senior indenture securities are secured equally and ratably with or prior to the Debt secured by the mortgage, lien or other encumbrance.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance.   Under current federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance.” In that event, holders would lose the protection of those restrictive covenants, but would gain the protection of having money and government securities set aside in trust to repay their debt securities. Holders of subordinated securities would be released from the subordination provisions described under “Subordination” above. In order to achieve covenant defeasance, we must do the following:
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deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

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deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance.   If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for holders to be repaid:
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we deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
we deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for the holder’s debt securities and such holder would recognize gain or loss on the debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Holders of subordinated securities would also be released from the subordination provisions described above under “Subordination” above.
Holders of Registered Debt Securities
Book-entry Holders.   We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities. As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders.   In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution. For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Holders.   Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to holders, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to debt securities, we mean the debt securities in which an investor holds a direct or indirect interest.
Special Considerations for Indirect Holders.   Holders of our debt securities through a bank, broker or other financial institution, either in book-entry form or in street name should check with that institution to find out:
•
how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

•
whether and how to instruct the institution to send a holder of debt securities registered in such holder’s name in order to be a direct holder, if that is permitted in the future for a particular series of debt securities; and

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
What Is a Global Security?   As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations under “Special Situations When A Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities.   As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
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an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Holders of Registered Debt Securities” above;

•
an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. A broker or bank may also require investors to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.   In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

•
if we notify the trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “Events of Default” above.

The related prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities.   We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?” above.
Payments on Certificated Securities.   We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the applicable trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds — funds that become available on the day after the check is cashed.
Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Form, Exchange and Transfer of Registered Securities
If registered debt securities cease to be issued in global form, they will be issued:
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only in fully registered certificated form;

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without interest coupons; and

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unless we indicate otherwise in the prospectus supplement, in a minimum denomination of $1,000 and multiples thereof.

Holders may exchange their certificated securities for debt securities of smaller denominations or fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for a particular series of our debt securities, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of Indenture Securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of Indenture Securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK
Under our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), we are authorized to issue, in one or more series, of up to 5,000,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as determined and fixed in resolutions adopted by our board of directors or a duly authorized committee thereof.
On February 8, 1989, our board of directors adopted a resolution creating a series of 25,000 shares of preferred stock (the “series A preferred stock”), whose rights, qualifications and restrictions are set forth in the certificate of designations, preferences and rights of series A preferred stock. All rights to purchase shares of the series A preferred stock under the related preferred stock purchase rights expired on May 25, 2016, and no shares of preferred stock had been issued as of November 3, 2020. See also “Description of Outstanding Capital Stock” below.
Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our Certificate of Incorporation and the certificate of designations creating a particular series of our preferred stock because they, and not this description, define the rights of holders of such preferred stock. We have filed our Certificate of Incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.
The specific terms of any preferred stock proposed to be sold under this prospectus and the related prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.
General
Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.
You should read the prospectus supplement for the terms of the preferred stock offered thereby, including the following:
•
the title and stated value of the preferred stock;

•
the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•
the date from which dividends on the preferred stock will accumulate, if applicable;

•
the liquidation rights of the preferred stock;

•
the procedures for any auction and remarketing, if any, of the preferred stock;

•
the sinking fund provisions, if applicable, for the preferred stock;

•
the redemption provisions, if applicable, for the preferred stock;

•
whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•
whether the preferred stock will have voting rights and the terms thereof, if any;

•
whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities; and

•
any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to our Certificate of Incorporation and to any limitations contained in any outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.
If applicable, the prospectus supplement will also contain a discussion of the material federal income tax considerations relevant to the offering.
Dividends
Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement.
We may not declare dividends (other than dividends payable only in shares of the Company that are junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) on junior stock, unless cash dividends to which all outstanding shares of preferred stock shall be entitled for the current dividend period and (where such dividends are cumulative) for all past dividend periods, have been paid or declared and set apart in full.
Conversion and Exchange
If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock.
Liquidation Rights
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of our preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or our reorganization, or a purchase or redemption of all or part of our outstanding shares, or a sale of all or substantially all our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.
Redemption
If so provided in the prospectus supplement, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.
Voting Rights
Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK
Our authorized capital stock consists of (i) 200,000,000 shares of common stock, $1.00 par value per share, and (ii) 5,000,000 shares of preferred stock, $1.00 par value per share.
On November 3, 2020, we had outstanding:
•
53,234,461 shares of common stock, and

•
no shares of preferred stock.

Because this section is a summary, it does not describe every aspect of our capital stock. We urge you to read the Certificate of Incorporation and our amended and restated by-laws (the “Bylaws”) because they, and not this description, define the rights of holders of our capital stock. We have filed the Certificate of Incorporation and the Bylaws as exhibits to the registration statement of which this prospectus is a part that we filed with the SEC. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.
Common Stock
Subject to the rights of the holders of any outstanding shares of preferred stock, holders of our shares of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors from our assets legally available for the payment of dividends.
Common stockholders of record on May 30, 1986 are entitled to five votes per share. Common stock acquired subsequent to that date entitles the holder to one vote per share until held four years, after which time the holder is entitled to five votes.
The outstanding shares of our common stock are, and any shares of common stock offered under this prospectus and a prospectus supplement upon issuance and payment therefor will be, fully-paid and non-assessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, after the payment or provision for payment of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of our common stock are entitled to share ratably in our remaining assets.
Our common stock is listed on the New York Stock Exchange under the ticker “CSL.” The transfer agent and registrar is Computershare Investors Services, LLC.
Anti-Takeover Provisions of the Certificate of Incorporation and the Bylaws
Various provisions contained in the Certificate of Incorporation and the Bylaws could delay or discourage some transactions involving an actual or potential change in control of Carlisle or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in the Certificate of Incorporation and the Bylaws include the following:
Classification of Board of Directors.   Our board of directors is divided into three approximately equal classes, having staggered terms of office of three years each.
Preferred Stock.   As noted under “Description of Preferred Stock” above, we may issue, without the approval of our stockholders, preferred stock with such terms as our board of directors or such committee may determine.
Removal of Directors.   The Certificate of Incorporation also provides that our directors may be removed only for cause and upon the affirmative vote of the holders of at least 66 2∕3% of the shares then entitled to vote at an election of directors, provided that if there is a substantial stockholder (as defined below), the 66 2∕3% vote must include the affirmative vote of at least 50% of the voting power of the outstanding shares of our voting capital stock held by stockholders other than the substantial stockholder.
Director Nominations.   Our stockholders can nominate candidates for the board of directors if the stockholders follow the advance notice procedures described in the Certificate of Incorporation. To nominate directors, stockholders must submit a written notice to our Corporate Secretary at least 90 days prior to the first anniversary of the last meeting of stockholders of the Company called for the election of directors, before a scheduled meeting. The notice must include the name, address and qualifications of the stockholder and the name, age, business address and, if known, residence address of the stockholder’s nominee, the principal occupation or employment of each such nominee, the number of shares of capital stock held by the stockholder as a beneficial owner (as defined in the Certificate of Incorporation), and any other information required by the securities laws and the SEC about the stockholder’s nominee.
Stockholders’ Action.   The Certificate of Incorporation provides that no stockholder action may be taken without a meeting by written consent of stockholders.
Stockholders Special Meetings.   A special meeting of stockholders may be called by the Chairman of the Board or the President and will be called by the President upon the written request of a majority of our board of directors or the holders of at least 66 2∕3% of the voting stock of the Company.
Supermajority Vote in Business Combinations.   Article Seventh of the Certificate of Incorporation provides that a merger, consolidation, sale of assets, sale of shares, share exchange, recapitalization, reorganization or other similar transaction (each defined as a “business combination”) between us or a company controlled by or under common control with us and any individual, corporation or other entity which is defined in our Certificate of Incorporation as a “substantial stockholder” (in general, any individual or entity which owns or controls at least 15% of our voting capital stock), would be required to satisfy the condition that the aggregate consideration per share to be received in the transaction for each class of our voting capital stock meet the price requirements indicated in our Certificate of Incorporation. If a proposed business combination with a substantial stockholder does not meet this condition, then the transaction must be approved by the holders of at least 66 2∕3% of the outstanding shares of voting capital stock held by our stockholders other than the substantial stockholder, unless: (i) a majority of the directors have expressly approved the business combination at a time when the substantial stockholder was not beneficial owner of 5% or more of the outstanding voting shares of the Company or (ii) the business combination is approved by a majority of the directors who are not affiliated with the substantial stockholder.
The provisions of Article Seventh may not be amended, altered, changed or repealed except by the affirmative vote of at least 66 2∕3% of the votes entitled to be cast thereon at a meeting of our stockholders duly called for consideration of such amendment, alteration, change or repeal. In addition, if there is a substantial stockholder, the 66 2∕3% majority required to amend or repeal Article Seventh must include the affirmative vote of at least 50% of the shares held by stockholders other than the substantial stockholder.
Time-Phased Voting.   Common stockholders of record on May 30, 1986 are entitled to five votes per share. Common stock acquired subsequent to that date entitles the holder to one vote per share until held four years, after which time the holder is entitled to five votes.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase debt securities, preferred stock, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more debt securities, shares of preferred stock, shares of common stock, warrants or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the offered securities as follows:
•
through agents;

•
to or through underwriters or dealers;

•
directly to one or more other purchasers; or

•
through a combination of any of these methods of sale.

We will identify any underwriters or agents and describe their compensation in a related prospectus supplement.
We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions. These transactions may be:
•
at a fixed public offering price or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

In order to facilitate the offering of our securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional securities or purchasing securities in the open market. In determining the source of the securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.
If we indicate in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such offered securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions that we specify in the prospectus supplement or term sheet, and we will specify in the related prospectus supplement or term sheet the commission payable for solicitation of such contracts.
LEGAL MATTERS
The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia.
EXPERTS
The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Carlisle Companies Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$
Carlisle Companies Incorporated
$         % Notes due 20
$         % Notes due 20
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
J.P. Morgan	BofA Securities	Wells Fargo Securities
September   , 2021